U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                              SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.     )

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[ ]  Preliminary Information Statement [   ]  Confidential,
for Use of the Commission Only (as permitted by Rule 14(a)-
6(e)(2)) [X]  Definitive Information Statement

                            KIDS STUFF, INC.
         (Name of the Registrant as Specified in its Charter)

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Exchange Act Rules 14a-6(I)(4) and 0-11.

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computed pursuant to Exchange Act Rule 0-11 (set forth the
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was determined):

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Notes:

                           INFORMATION STATEMENT

                             Kids Stuff, Inc.
                         7835 Freedom Avenue, N.W.
                          North Canton, Ohio 44270

We Are Not Asking You for a Proxy and You Are Requested Not To Send Us a Proxy

This Information Statement is furnished by the Board of Directors of Kids Stuff Inc., a Delaware corporation ("Company"), to the holders of record at the close of business on September 10, 2001 ("Record Date"), of the Company's outstanding common stock, par value $0.001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). This Information Statement is being furnished to such stockholders for the purpose of seeking consent of the stockholders in regards to the following: 1) Increasing the authorized Common
Shares of the Company to 250,000,000 with a par value of $0.001;
and 2) Creating a Series B Preferred Class of Stock with conversion rights at a five (5) Common for one (1) Preferred Share ratio.

The Company's Board of Directors unanimously approved the increase of the authorized common shares and the creation of the Preferred Shares on August 24, 2001. The Company thereafter received the consent of a majority of the outstanding shares of Common Stock. The Company will, when permissible following the expiration of the twenty-day period mandated by Rule 14c, do the following: 1) File an Amendment to the Certificate of Incorporation with the Delaware Secretary of State increasing the authorized shares of the Company to 250,000,000 with a par value of $0.001 and creating a Series B Preferred Class of Stock with conversion rights at a five (5) Common for one (1)
Preferred Share ratio.   These amendments will not be filed
until after a date which is at least twenty (20) days after the filing of this Definitive Information Statement.

This Information Statement will be sent on or about September 10, 2001, to the Company's stockholders of record who are not solicited for their consent of this corporate action.

                             VOTING SECURITIES

The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on August 17, 2001. On such date, the Company had issued and outstanding 1) 4,666,554 shares of $0.001 par value common stock, 2) 5,000,000 shares of Series A Preferred Shares and 3)
366,300 Series 1 Preferred Shares, for a total of 10,032,854 votes that were entitled to vote on this issue. Each share, Common, Preferred Series A and Preferred Series 1, is entitled to one vote per share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares. Pursuant to applicable Delaware Law, there are no dissenter's or appraisal rights relating to the matters to be voted.

All matters to be voted on require an affirmative vote of a majority of the issued and outstanding shares of the Company. The Company has solicited and received written consent of greater than 75%, both Common and Preferred, of the majority of stockholders. As management and other major shareholders hold, directly or indirectly, a majority of the outstanding shares as of the record date and voted in favor of the proposal and therefore has approved the proposal.

                     STOCK OWNERSHIP - COMMON STOCK

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of August 17, 2001 (4,666,554 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.


Title of   Name and Address               Amount of       Percent of
Class      of Beneficial Owner            Beneficial         Class
                                          Ownership(1)

Common
Stock      William Miller                 2,188,075(3,5)    43.89%(4)
           Chairman of the Board, CEO,
           Principal Financial Officer
           7835 Freedom Avenue
           N.W., Canton, Ohio 44270

Common
Stock      Jeane Miller                   2,233,075(3,5)    47.85%(4)
           President, Director
           7835 Freedom Avenue
           N.W., Canton, Ohio 44270

Common
Stock      Roger Kittelson                   30,000           .01%
           Director
           7835 Freedom Avenue
           N.W., Canton, Ohio 44270

Common
Stock      Shares of all directors       2,263,075(3)      48.50%(4)
           and executive officers as a
           group (4 persons)

Common
Stock      Persia Consulting Group, Inc.   500,000         10.71%
           One World Trade Center
           87th Floor
           New York, NY 10048

Common
Stock      Yorkville Advisors              500,000         10.71%
           Management, LLC
           One World Trade Center
           77th Floor
           New York, NY 10048

Common
Stock      Duncan Hill (2)              2,188,075          43.89%(4)
           7835 Freedom Avenue
           N.W., Canton, Ohio 44270

(1) The shareholder votes taken achieved majority consent, thereby confirming the Board of Directors' Resolution approving the amendment to the Certificate of Incorporation, and did not rely upon options as none of the options granted have voting rights.

(2) Duncan Hill owns Common Shares, in the number as listed above, as well as 5,000,000 Series A Preferred Shares. These Shares have voting rights on all issues presented to holders of Common Stock and entitled the holder to one vote for each share of Preferred Stock owned. Duncan Hill voted 7,188,075 votes, from both Common and Preferred, for the Amendments to the Certificate of Incorporation.

(3) William L. Miller and Jeanne E. Miller may be deemed to beneficially own all of Duncan Hill's shares based upon their controlling ownership of Duncan Hill's common stock. Mr. and Mrs. Miller, together, control approximately 68% of Duncan Hill. The shares of common stock, listed above, include the shares of Common or Preferred Series A owned by Mr. and Mrs. Miller by their deemed beneficial ownership of 2,188,075 shares of common stock in the name of Duncan Hill, nor do they include the Series A Preferred Stock owned by Mr. and Mrs. Miller, from their deemed beneficial ownership of 5,000,000 shares of Series A Preferred Stock in the name of Duncan Hill.

(4) The percentages of ownership attributed to this chart include the deemed beneficial ownership of Duncan Hill by William L. Miller and Jeanne E. Miller. The percentages shown above should not be confused and thereby attribute greater ownership than that is shown.

(5) Jeanne E. Miller owns 45,000 shares in her name. It may be deemed that these shares are beneficially owned by William L.
Miller. These shares are not listed in the above chart as being owned, nor voted on, by Mr. Miller.

                    DESCRIPTION OF SECURITIES.

I.  Shareholders' Rights

A. Common Shares. The Company's articles of incorporation currently authorize the issuance of 25,000,000 shares of common stock, with a par value of $0.001. The holders of the shares:

have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights

special voting rights

preference as to dividends or interest

preemptive rights to purchase in new issues of shares

preference upon liquidation

any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. As of August 17, 2001, the company had 4,666,554 shares of common stock issued and outstanding.

B.  Preferred Shares, Series A.  The Company's The
Company's articles of incorporation authorize the issuance of 10,000,000 shares of Series A Preferred Stock, with a par value of $0.001. The holders of the shares:

have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company have a preference upon liquidation of $0.001 per share

are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights

special voting rights

preference as to dividends or interest

preemptive rights to purchase in new issues of shares

any other special rights or preferences.

C.  Preferred Shares, Series 1.  The Company's The
Company's articles of incorporation authorize the issuance of Series 1 Preferred Stock, with a par value of $0.001. As of this date, the Company has issued and outstanding 366,300 shares of Series 1 Preferred Stock with the following rights, preferences and privileges:

Dividends. Each Series 1 Preferred Share is entitled to cumulative annual dividends of $.495 (i.e. 9% of the liquidation preference per share) payable on the last business day of April of each year commencing April 2000 with a record date to be fixed annually by our Board of Directors subsequent to year end and prior to April 30th of each year. The first dividend payment shall be pro rated for the period from the date of issuance until December 31, 1999. Unpaid dividends will accumulate and be paid before payment of dividends on our Common stock. The Company may, at its option, pay dividends in shares of Common stock, in lieu of cash. Shares used for such purpose will be valued at the average closing sales price of our Common stock on the OTC Electronic Bulletin Board, NASDAQ or an Exchange during the ten trading days ending on the tenth day before the dividend payment date.

Conversion.  Commencing September 3, 2000, each Series
1 Preferred Share is convertible into two shares of Common stock. In lieu of the issuance of fractional shares, all amounts will be rounded-up to the nearest whole number.
The conversion ratio, redemption price and liquidation preference per share are subject to adjustment to protect against dilution in the event of preferred stock splits, combinations, subdivisions and reclassifications.

Redemption.  Commencing September 3, 2000, the Series
1 Preferred Shares are redeemable at the Company's option, on not less than 30 days' prior written notice to registered holders at the redemption price of $7.20 per share plus accumulated dividends.

Voting Rights. Preferred Shares are entitled to one vote per share voting together with the Common stock as one class, except as otherwise provided by the Delaware
Corporation Law.

Preference on Liquidation.  The Series 1 Preferred
Stock will be entitled to a preference on liquidation equal to $5.50 per share plus accumulated unpaid dividends.

No Sinking Fund. We are not required to provide for the retirement or redemption of the Series 1 Preferred
Shares through the operation of a sinking fund.

II.  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

The Company's authorized but unissued capital stock will consist of more than 225,000,000 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

III.  Transfer Agent.

The company has engaged the services of American Stock Transfer
& Trust Co. to act as transfer agent and registrar.

IV.  Amendment to the Certificate of Incorporation.

The corporate action to be taken consists of the Company filing an Amendment to the Certificate of Incorporation.

                  FINANCIAL AND OTHER INFORMATION

The following documents previously filed by the Company (File
No. 000-29334) with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, containing audited financial statements for the fiscal years ended December 31, 2000, filed on April 17, 2001 and amended on April 26, 2001, pursuant to
Section 13(a) of the Exchange Act.

(b)  All other reports filed by the Company pursuant to Section
13(a) of the Exchange Act since April 26, 2001, consisting of the Company's Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 2001 and June 30, 2001.

The latest Annual Report on Form 10-KSB will be given to shareholders receiving this Information Statement.


By order of the Board of Directors


August 24, 2001


/s/William Miller
William Miller, Chairman of the Board